--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          CHARTER ONE FINANCIAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          CHARTER ONE FINANCIAL, INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               [CHARTER ONE LOGO]

                          CHARTER ONE FINANCIAL, INC.
                              1215 Superior Avenue
                             Cleveland, Ohio 44114
                                 (216) 566-5300
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, APRIL 21, 1999
                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Charter One Financial, Inc. will be held on Wednesday, April 21, 1999 at 2:00 p.m. local time, at the Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio, for the following purposes:

     1. To elect seven directors each for a three-year term (Proposal 1);

     2. To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of Charter One for the fiscal year ending December 31, 1999 (Proposal 2); and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 2, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. A complete list of shareholders entitled to vote at the annual meeting will be available for inspection by shareholders at the executive offices of Charter One Financial, Inc. during the 10 days prior to the annual meeting, as well as at the annual meeting. Only holders of common stock of record at the close of business on March 2, 1999 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned to permit further solicitation of proxies by Charter One.

                                       By Order of the Board of Directors

                                       /s/ Charles John Koch
                                       Charles John Koch
                                       Chairman of the Board, President
                                       and Chief Executive Officer
Cleveland, Ohio
March 26, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU
   PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND
    COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH
              REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          CHARTER ONE FINANCIAL, INC.
                              1215 Superior Avenue
                             Cleveland, Ohio 44114
                                 (216) 566-5300
                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 21, 1999

     This Proxy Statement is furnished to shareholders of Charter One Financial, Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors of Charter One of proxies to be used at the 1999 Annual Meeting of Shareholders and any adjournments thereof. The Annual Meeting of Shareholders will be held on April 21, 1999 at 2:00 p.m. local time, at the Forum Conference Center, 1375 East Ninth Street, Cleveland, Ohio. This Proxy Statement is being mailed to shareholders on or about March 26, 1999.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy. Shares of common stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the shareholder's instructions. Where properly executed proxies are returned to Charter One with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR Proposal 1 to elect the nominees of the Board of Directors as directors and FOR Proposal 2 to ratify the appointment of Deloitte & Touche LLP as independent auditors of Charter One for the year ending December 31, 1999. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Any person giving a proxy may revoke it at any time before it is voted by delivering to Robert J. Vana, Secretary of Charter One, at the company's address, a written revocation or a proxy bearing a later date. Shareholders may also revoke their proxies by attending the annual meeting in person and casting a ballot. Attendance at the meeting will not in itself constitute the revocation of a proxy.

     Charter One will pay the costs of soliciting proxies. Charter One will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. Charter One may engage a proxy soliciting firm to assist in the solicitation of proxies at a cost of approximately $7,500. In addition to solicitation by mail, directors, officers and employees of Charter One may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

                         OUTSTANDING VOTING SECURITIES

     Shareholders of record as of the close of business on March 2, 1999 will be entitled to notice of and to vote at the annual meeting. As of March 2, 1999, Charter One had 165,792,053 shares of common stock issued and outstanding. Each shareholder of record on March 2, 1999 is entitled to one vote per share on each matter to be voted on at the annual meeting. Such vote may be exercised in person or by a properly executed proxy as discussed above.

     The presence, in person or by proxy, of at least the majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. A quorum is the number of shares of common stock required to permit Charter One to transact the business specified in its Notice of Annual Meeting and described further in this Proxy Statement. Abstentions, which may be specified on all proposals except the election of directors, will be counted as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. Broker nonvotes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will not be treated as votes cast on a particular matter but will be treated as shares present or represented for purposes of establishing a quorum.

     Listed on the following tables is information, as of the March 2, 1999 voting record date, regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of Charter One's common stock, (ii) each current member of the Charter One Board of Directors,
(iii) each executive officer of Charter One named in the Summary Compensation Table appearing under "Executive Compensation," below and (iv) all current directors and executive officers of Charter One as a group. The address of each of the beneficial owners, except where otherwise indicated, is the same address as Charter One. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Charter One.

                                                              AMOUNT AND NATURE   PERCENT OF SHARES
                    NAME AND ADDRESS OF                         OF BENEFICIAL      OF COMMON STOCK
                      BENEFICIAL OWNER                            OWNERSHIP          OUTSTANDING
                    -------------------                       -----------------   -----------------
FMR Corporation.............................................     10,416,665(1)           6.28%
  82 Devonshire Street
  Boston, MA 02109

---------------

(1) Included are 1,247,211 shares as to which the reporting party has sole power to vote and no shares as to which shared voting may be exercised. The reporting party has sole power to dispose of the entire 10,416,665 shares.

                                                              AMOUNT AND NATURE   PERCENT OF SHARES
                          NAME OF                               OF BENEFICIAL      OF COMMON STOCK
                      BENEFICIAL OWNER                         OWNERSHIP(1)(2)       OUTSTANDING
                      ----------------                        -----------------   -----------------
Charles John Koch, Chairman of the Board, President and           1,064,181(3)              *
  Chief Executive Officer
Mark D. Grossi, Director and Executive Vice President               586,400(4)              *
John D. Koch, Director and Executive Vice President                 693,087(5)              *
Richard W. Neu, Director, Executive Vice President and Chief        716,336(6)              *
  Financial Officer
Robert J. Vana, Senior Vice President, Chief Corporate              275,793(7)              *
  Counsel and Secretary
Eugene B. Carroll, Sr., Director                                     16,290(8)              *
Herbert G. Chorbajian, Director                                   1,362,226(9)              *
Phillip Wm. Fisher, Director                                      1,512,826(10)             *
Denise M. Fugo, Director                                             17,723(11)             *
Charles M. Heidel, Director                                          20,056(12)             *
Karen R. Hitchcock, Ph.D., Director                                  13,834(13)             *
Michael P. Morley, Director                                          12,127(14)             *
Henry R. Nolte, Jr., Director                                        25,698(15)             *
Ronald F. Poe, Director                                              19,204(16)             *
Victor A. Ptak, Director                                             33,588(17)             *
Melvin J. Rachal, Director                                            4,130(18)             *
Jerome L. Schostak, Director                                      3,459,625(19)          2.09%
Mark Shaevsky, Director                                              77,319(20)             *
Leonard S. Simon, Director                                          603,273(21)             *
John P. Tierney, Director                                             9,749(22)             *
Eresteen R. Williams, Director                                       14,720(23)             *
All executive officers and directors as a group (23 persons)     10,886,909(24)          6.43%

---------------

 (1) Unless otherwise indicated, each beneficial owner listed above has represented that he, she or it possesses sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group. Included are shares owned through trusts or corporations, or by spouses and minor children, as to which the beneficial owner exercises sole voting and investment power. The number of shares shown as beneficially owned by such person, entity or group includes all shares issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of the March 2, 1999 voting record date.

 (2) As to the executive officers of Charter One listed in the table, included are shares allocated to such executive officers under the Charter One Retirement Savings Plan. Shares held under the Plan are reported as of December 31, 1997 since the Plan allocation for December 31, 1998 will not be completed until April 1999. Shares allocated to the executive officers under Charter One's other stock-based benefit plans are reported as of December 31, 1998.

 (3) Includes 476,557 shares of common stock issuable upon exercise of Mr. Charles John Koch's stock options.

 (4) Includes 294,038 shares of common stock issuable upon exercise of Mr. Grossi's stock options.

 (5) Includes 317,229 shares of common stock issuable upon exercise of Mr. John
     D. Koch's stock options.

 (6) Includes 654,026 shares of common stock issuable upon exercise of Mr. Neu's stock options.

 (7) Includes 152,808 shares of common stock issuable upon exercise of Mr. Vana's stock options.

 (8) Includes 3,500 shares of common stock issuable upon exercise of Mr. Carroll's stock options.

 (9) Includes 917,179 shares of common stock issuable upon exercise of Mr. Chorbajian's stock options.

(10) Includes 3,472 shares of common stock issuable upon exercise of Mr. Fisher's stock options and 1,184,859 shares owned by Martinique Hotel, Inc., a personal holding company as to which Mr. Fisher serves as a director and is a shareholder.

(11) Includes 3,500 shares of common stock issuable upon exercise of Ms. Fugo's stock options.

(12) Includes 13,918 shares of common stock issuable upon exercise of Mr. Heidel's stock options.

(13) Includes 13,608 shares of common stock issuable upon exercise of Dr. Hitchcock's stock options.

(14) Includes 7,507 shares of common stock issuable upon exercise of Mr. Morley's stock options.

(15) Includes 13,918 shares of common stock issuable upon exercise of Mr. Nolte's stock options.

(16) Includes 11,523 shares of common stock issuable upon exercise of Mr. Poe's stock options.

(17) Includes 10,918 shares of common stock issuable upon exercise of Mr. Ptak's stock options.

(18) Includes 3,500 shares of common stock issuable upon exercise of Mr. Rachal's stock options.

(19) Includes 13,918 shares of common stock issuable upon exercise of Mr. Schostak's stock options.

(20) Includes 13,918 shares of common stock issuable upon exercise of Mr. Shaevsky's stock options.

(21) Includes 311,677 shares of common stock issuable upon exercise of Mr. Simon's stock options.

(22) Includes 5,499 shares of common stock issuable upon exercise of Mr. Tierney's stock options.

(23) Includes 13,918 shares of common stock issuable upon exercise of Ms. Williams' stock options.

(24) Includes 3,505,011 shares of common stock issuable upon exercise of the directors' and executive officers' stock options.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Seven directors will be elected at the annual meeting, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. If any of the persons nominated by the Board of Directors is unable to serve, the shares represented by proxies will be voted for the election of such other persons as the Board of Directors may recommend, or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why the nominees might be unable to serve if elected. Except as disclosed in the Proxy Statement, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected. See "Corporate Governance and Other Matters" for information on conditions relating to the election of directors of Charter One.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     Charter One is the parent holding company of Charter Michigan Bancorp, Inc., which is the parent company of Charter One Bank, F.S.B. In 1995, Charter One completed a merger with FirstFed Michigan Corporation and its principal subsidiary First Federal of Michigan. In 1997, Charter One acquired RCSB Financial, Inc. and its principal subsidiary Rochester Community Savings Bank. In 1998, Charter One acquired ALBANK Financial Corporation and its principal subsidiaries ALBANK Savings F.S.B. and ALBANK Commercial.

     The following tables set forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each person's age at December 31, 1998, principal occupation or employment during the past five years, the date the individual first became a director of Charter One, FirstFed, RCSB, or ALBANK and, if applicable, positions currently held with Charter One.

                                                  PRINCIPAL OCCUPATION                       FIRST BECAME
               NAME                                  OR EMPLOYMENT                     AGE    A DIRECTOR
               ----                               --------------------                 ---   ------------

Nominees for Terms Ending in 2002

Herbert G. Chorbajian               Vice Chairman of Charter One since the ALBANK      60        1985
                                    merger; Chairman of the Board and Chief
                                    Executive Officer of ALBANK prior to its merger
                                    with Charter One

Charles M. Heidel                   Retired President and Chief Operating Officer of   73        1980
                                    The Detroit Edison Company, a public utility in
                                    Detroit, Michigan

Richard W. Neu                      Executive Vice President and Chief Financial       42        1992
                                    Officer of Charter One; Treasurer of FirstFed
                                    prior to its merger with Charter One

Victor A. Ptak                      Vice President of Investments, Everen              66        1989
                                    Securities, an investment advisor firm in
                                    Cleveland, Ohio; through June 1998 was general
                                    partner, manager of J.C. Bradford & Co., L.P.A.,
                                    an investment banking firm in Cleveland, Ohio

Melvin J. Rachal                    President and Chief Operating Officer since        49        1998
                                    1995, Midwest Stamping, Inc., an automotive
                                    supplier in Bowling Green, Ohio; Vice President
                                    from 1991 to 1995 of TRW/Koyo Seiko Steering
                                    Company, Inc., an automotive supplier in
                                    Knoxville, Tennessee

Leonard S. Simon                    Vice Chairman of Charter One since the RCSB        61        1984
                                    merger; Chairman of the Board and Chief
                                    Executive Officer of RCSB prior to its merger
                                    with Charter One

                                                  PRINCIPAL OCCUPATION                       FIRST BECAME
               NAME                                  OR EMPLOYMENT                     AGE    A DIRECTOR
               ----                               --------------------                 ---   ------------
Eresteen R. Williams                Retired Medical Office Manager for D.G.            73        1979
                                    Williams, Jr., M.D., P.C., a medical practice in
                                    Detroit, Michigan

Continuing Directors Whose Terms End in 2001

Eugene B. Carroll, Sr.              President, Employer Sponsored Plans, Inc., a       74        1975
                                    third-party health plan administrator in
                                    Cleveland, Ohio, and agent for New England
                                    Mutual Life Insurance Co.

Denise M. Fugo                      President of City Life Inc., a restaurant,         45        1993
                                    banquet and catering company in Cleveland, Ohio

Charles John Koch(1)                Chairman of the Board, President and Chief         52        1973
                                    Executive Officer of Charter One

Henry R. Nolte, Jr.                 Of Counsel to Miller, Canfield, Paddock and        74        1983
                                    Stone, a law firm headquartered in Detroit,
                                    Michigan; senior partner at Miller, Canfield
                                    from 1989 to 1993; retired Vice
                                    President/General Counsel of Ford Motor Company,
                                    a vehicle manufacturer headquartered in
                                    Dearborn, Michigan

Ronald F. Poe                       Senior advisor of Legg Mason Dorman & Wilson,      60        1988
                                    Inc., a real estate investment banking firm in
                                    White Plains, New York; retired as Chairman and
                                    Chief Executive in August 1998; Director of
                                    Freddie Mac

Jerome L. Schostak                  Vice Chairman of Charter One since the FirstFed    65        1985
                                    merger; Chairman of the Board and Chief
                                    Executive Officer of Schostak Brothers &
                                    Company, Inc., a full service real estate
                                    company in Southfield, Michigan

Mark Shaevsky                       Partner in Honigman Miller Schwartz and Cohn, a    63        1985
                                    law firm headquartered in Detroit, Michigan

Continuing Directors Whose Terms End in 2000

Phillip Wm. Fisher                  Chairman of the Board of Directors of Durakon      47        1997
                                    Industries, an automotive parts supplier in
                                    Lapeer, Michigan; Principal of The Fisher Group,
                                    an investment management firm in Detroit,
                                    Michigan; Partner in The Chase Company, a
                                    residential real estate development firm in
                                    Bloomfield Hills, Michigan; General Partner in
                                    Edcor Data Services, a data services firm in
                                    Farmington Hills, Michigan

Mark D. Grossi                      Executive Vice President of Charter One;           45        1995
                                    Director of Pacific Gateway Properties, a real
                                    estate company in San Francisco, California;
                                    Director of J.B. Oxford Holdings, Inc., a
                                    discount broker in Beverly Hills, California;
                                    Director of Meridian Point Realty Trust '83, a
                                    company in San Francisco, California which holds
                                    interests in income producing real estate

Karen R. Hitchcock, Ph.D.           President of the University at Albany, Albany,     55        1996
                                    New York, since 1996; Vice President of Academic
                                    Affairs from 1991 to 1996, serving as interim
                                    President until appointed President in April
                                    1996

John D. Koch(1)                     Executive Vice President of Charter One            46        1995

Michael P. Morley                   Senior Vice President and Director of Human        55        1995
                                    Resources of Eastman Kodak Company of Rochester,
                                    New York

                                                  PRINCIPAL OCCUPATION                       FIRST BECAME
               NAME                                  OR EMPLOYMENT                     AGE    A DIRECTOR
               ----                               --------------------                 ---   ------------
John P. Tierney                     Retired Chairman and Chief Executive Officer of    67        1996
                                    Chrysler Financial Corporation; Director of
                                    ContiFinancial Corporation, a consumer and
                                    commercial finance company located in New York,
                                    New York; Director of Dollar Thrifty Automotive
                                    Group, a car rental company headquartered in
                                    Tulsa, Oklahoma

---------------

(1) Messrs. Charles John Koch and John D. Koch are brothers.

CORPORATE GOVERNANCE AND OTHER MATTERS

     The Charter One Board acts as the nominating committee for selecting nominees for election as directors. Although the Board will consider nominees recommended by shareholders, it has not established any procedures for this purpose. Directors Chorbajian and Hitchcock were appointed to their respective class and position on the Charter One Board pursuant to the terms of the merger agreement between Charter One and ALBANK. Mr. Chorbajian was appointed to the Charter One Board to serve for a term ending April 1999 with the understanding that he would be included as a director nominee at this year's annual meeting. Charter One has also agreed to take all reasonable steps, subject to receipt of any required regulatory approvals, to cause John J. Nigro to be elected to the Charter One Board on or before November 30, 1999. Mr. Nigro was a director of ALBANK prior to its merger with Charter One. Directors Simon, Morley, Poe and Tierney were appointed to their respective class and position on the Charter One Board pursuant to the terms of the merger agreement between Charter One and RCSB.

     Furthermore, the Charter One Bylaws require that until October 31, 1999, the 16 member board of directors which resulted from the FirstFed merger consist of an equal number of pre-FirstFed merger directors of Charter One ("Charter One Initial Directors") and FirstFed ("FirstFed Initial Directors"). Any vacancy with respect to these Board seats is to be filled based on the recommendation of
(i) the Charter One Initial Directors in the case of a departing Charter One Initial Director and (ii) the FirstFed Initial Directors in the case of a departing FirstFed Initial Director. An additional condition of the FirstFed merger agreement stipulates that until October 31, 1999 Charles John Koch and Jerome L. Schostak serve as Chairman and as a Vice Chairman, respectively, of the Board of Directors.

     The Charter One Board has a standing Audit Committee. The Audit Committee recommends independent auditors to the Board, reviews the scope and results of the auditors' services, reviews with management and the independent auditors the systems of internal control and audit and ensures that the books and records of Charter One are kept in accordance with generally accepted accounting principles. The members of the Audit Committee currently are Directors Shaevsky (Chairman), Carroll, Hitchcock, Rachal, Tierney, and Williams. In 1998, the Audit Committee met seven times.

     The Charter One Board has a standing Stock Option Committee which administers its stock option plans. The Board also has a separate committee which administers the Charter One Top Executive Incentive Goal Achievement Plan ("TEIGAP"), which was adopted by the Board and approved by shareholders in October 1998. The members of these two committees are identical and consist of Directors Morley (Chairman), Fugo, Heidel, Nolte, Fisher and Ptak. In addition, Charter One has a Compensation Committee to administer all other compensation matters. The members of the Board's Compensation Committee consists of all of the members of the Stock Option and TEIGAP Committees, as well as Directors Carroll and Schostak. In 1998, the Stock Option Committee met seven times, the TEIGAP Committee met one time and the Compensation Committee met nine times.

     In 1998, Charter One held 12 meetings of the Board of Directors. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served during the period that he or she served.

COMPENSATION OF DIRECTORS

     The Boards of Directors of Charter One, its wholly owned subsidiary Charter Michigan, and Charter Michigan's wholly owned subsidiary, Charter One Bank, have identical membership. Each director who is not an employee of Charter One or its subsidiaries received, in the aggregate, a $1,950 monthly retainer for his or her service as a director on these Boards. In addition, each of these non-employee directors received: (i) $1,200 for each Charter One Bank Board meeting attended and (ii) $300 per month for each Charter One Bank Board committee they served on, except for the loan committee members who received $500 per month and the chairmen of the Compensation and Audit

Committees, who each received $600 per month. Non-employee directors did not receive any fees for their service on Charter One or Charter Michigan Board committees on which they served. Directors who were employed by Charter One or its subsidiaries did not receive fees for their service on these Boards or for any Board committees on which they served.

     In addition to the Board fees described above, non-employee directors participate in Charter One's 1997 Stock Option and Incentive Plan, pursuant to which they may be granted options annually to purchase up to 10,500 shares of Charter One common stock. On January 21, 1998, Directors Carroll, Fugo, Heidel, Nolte, Ptak, Schostak, Shaevsky, Williams and Simon were each granted options to purchase 10,500 shares of Charter One common stock at an exercise price of $27.083 per share. On March 20, 1998, Director Rachal, as a new member of the Charter One, Charter Michigan and Charter One Bank Boards, received an option to purchase 10,500 shares of Charter One common stock at an exercise price of $31.249. The options are exercisable for a period of 10 years and vest equally over three years from the date of grant.

     During 1998, Director Schostak also received $12,438 per month for services rendered as a Vice Chairman of the Board of Directors. Additionally, Mr. Schostak is Chairman and Chief Executive Officer of Schostak Brothers & Company, Inc. which has provided lease management and real estate brokerage services to Charter One and its subsidiaries. During 1998, Schostak Brothers & Company, Inc. received from Charter One and its subsidiaries fees and commissions in the amount of $354,400 for services rendered.

     Director Simon, who serves as a Vice Chairman of the Board and as an employee of Charter One, received $38,492 per month pursuant to his employment agreement with Charter One. His agreement provides for a four-year term ending October 3, 2001, and for other benefits as provided to similarly situated officers. Mr. Simon, however, is not entitled to participate in any cash incentive bonus programs or any stock or stock option plans, except in his capacity as a non-employee director. Furthermore, in the event of a change in control of Charter One where Charles John Koch will not continue to serve as Chief Executive Officer of Charter One or its successor, Mr. Simon will have the right to discontinue rendering services under his employment agreement and (i) to receive a lump sum cash payment equal to the remaining annual compensation that otherwise would be payable to him under the stated terms of his agreement and (ii) to continue to receive during the remaining term of his agreement the health and medical benefits set forth thereunder.

     Director Chorbajian also serves as a Vice Chairman of the Board and is an employee of Charter One. Mr. Chorbajian's employment agreement commenced on November 30, 1998, the effective date of the ALBANK merger, and terminates on September 30, 2003. He received $36,842 per month during 1998 pursuant to his employment agreement with Charter One, as well as other benefits provided to similarly situated officers. Mr. Chorbajian, however, is not entitled to participate in any cash incentive bonus programs or any stock plans, except as expressly set forth in his agreement. Mr. Chorbajian's employment agreement specifically entitles him to receive stock option grants on the same basis and terms as options awarded to similarly situated officers of Charter One, except that (i) grants shall provide for three-year cliff vesting, (ii) the first grant shall be for approximately 86,000 shares, and (iii) vesting of options shall be calculated based on a daily proration. In addition, Charter One maintains a $2.5 million life insurance policy for Mr. Chorbajian's benefit during the term of his employment agreement (including making gross up payments to him with respect to his tax liabilities relating to such benefit) and provides supplemental disability retirement benefits. In the event Mr. Chorbajian's employment with Charter One is terminated without cause prior to September 30, 2003, he would receive (i) a lump sum cash payment equal to the remaining annual compensation that otherwise would be payable to him under the stated terms of his agreement and (ii) any other benefits (excluding stock option grants) provided to him under his employment agreement until September 30, 2003.

     Director Carroll is President and Chief Executive Officer of Employer Sponsored Plans, Inc. ("ESP, Inc.") which provides services for Charter One's group life insurance policy. Mr. Carroll is also President and Chief Executive Officer of Eugene B. Carroll, CLU, Inc. ("E.B.C., Inc.") which provides, on an agency basis, group life insurance benefits for Charter One. During 1998, ESP, Inc. and/or E.B.C., Inc. received from Charter One and its subsidiaries fees and commissions in the amount of $66,800 for services rendered.

     Director Shaevsky is a partner of the law firm of Honigman Miller Schwartz and Cohn. The firm has been retained from time to time to provide legal services to Charter One's subsidiaries primarily regarding real estate issues.

     Director Nolte is of counsel with the law firm of Miller, Canfield, Paddock, and Stone. The firm has been retained to provide legal services to Charter One's subsidiaries regarding commercial litigation issues.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers, for services rendered in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                           ANNUAL COMPENSATION                AWARDS
                                   ------------------------------------    ------------
                                                              OTHER         SECURITIES
                                                              ANNUAL        UNDERLYING        ALL OTHER
        NAME AND                   SALARY(1)     BONUS     COMPENSATION    OPTIONS/SARS    COMPENSATION(2)
   PRINCIPAL POSITION      YEAR       ($)         ($)          ($)             (#)               ($)
   ------------------      ----    ---------    -------    ------------    ------------    ---------------
Charles John Koch          1998     562,727     580,116       70,840(3)      218,400           15,566
 Chief Executive           1997     469,122     339,351           --         114,660           16,256
 Officer                   1996     398,907     366,208           --         370,440           15,297

John D. Koch               1998     355,620     319,441           --         134,400           11,379
 Executive Vice            1997     309,441     191,086           --          70,560           14,043
 President                 1996     270,216     213,781           --         231,526           14,601

Richard W. Neu             1998     347,904     313,801           --         134,400            9,862
 Executive Vice            1997     301,291     186,965           --          70,560            7,089
 President and Chief       1996     267,752     212,362           --         231,526            6,658
 Financial Officer

Mark D. Grossi             1998     338,894     310,279           --         134,400           10,259
 Executive Vice            1997     282,557     174,335           --          70,560           12,323
 President                 1996     238,048     201,531           --         231,526           13,814

Robert J. Vana             1998     180,464     160,259           --          63,000           11,331
  Chief Corporate          1997     163,061      91,748           --          33,075           12,962
  Counsel and Secretary    1996     145,251     113,491           --         104,188           12,081

---------------

(1) Salary includes amounts deferred at the election of the executive officer through the 401(k) feature of the Charter One Bank Retirement Savings Plan.

(2) Includes the Bank's contributions under the 401(k) and ESOP features of the Charter One Bank Retirement Savings Plan, and life insurance premium payments. Amounts paid to Messrs. C. Koch, J. Koch, Neu, Grossi and Vana for 1998 are as follows: 401(k) -- $5,000, $3,750, $3,750, $3,750, and $4,865,
    respectively; ESOP -- $4,410, $4,410, $4,410, $4,410, and $4,410,
    respectively; life insurance premium payments -- $6,156, $3,219, $1,702, $2,099, and $2,056, respectively.

(3) Includes club memberships and dues totaling $66,973, including a one-time assessment of approximately $54,000, as well as a car allowance for a portion of the year.

STOCK OPTIONS GRANTED IN 1998

     The following table sets forth information concerning stock options granted under the 1997 Stock Option and Incentive Plan to Charter One's Chief Executive Officer and the four most highly compensated executive officers in 1998. The 1998 grants, which vest 100% on January 21, 2001, have an exercise price equal to the average of the high and low prices of the common stock on the grant date. No stock appreciation rights ("SARs") were granted during 1998.

                                                                                     POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF      % OF TOTAL                                        ASSUMED ANNUAL RATES OF
                       SECURITIES      OPTIONS          EXERCISE                     STOCK APPRECIATION FOR OPTION
                       UNDERLYING     GRANTED TO         PRICE                                  TERM (1)
                        OPTIONS       EMPLOYEES           PER          EXPIRATION    ------------------------------
        NAME            GRANTED        IN 1998           SHARE            DATE            5%               10%
        ----           ----------    ------------    --------------    ----------    -------------    -------------
Charles John Koch....   218,400          7.34%          $27.083         1/21/08       $3,719,789       $9,426,799
John D. Koch.........   134,400          4.52            27.083         1/21/08        2,289,101        5,801,107
Richard W. Neu.......   134,400          4.52            27.083         1/21/08        2,289,101        5,801,107
Mark D. Grossi.......   134,400          4.52            27.083         1/21/08        2,289,101        5,801,107
Robert J. Vana.......    63,000          2.12            27.083         1/21/08        1,073,016        2,719,269

---------------

(1) A 5% and 10% annually compounded increase in Charter One's common stock price from the date of grant to the end of the 10-year option term would result in stock prices of $44.115 and $70.246, respectively.

OPTION/SAR EXERCISES IN 1998 AND YEAR-END HOLDINGS

     The following table sets forth information regarding options exercised by the Chief Executive Officer and the other named executive officers during 1998 and options and SARs held by such persons at the end of 1998.

                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                                 SHARES                    OPTIONS/SARS AT FY-END       OPTIONS/SARS AT FY-END(1)
                                ACQUIRED       VALUE      -------------------------    ----------------------------
                               ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
            NAME                   (#)          ($)                  (#)                           ($)
            ----               -----------    --------    -------------------------    ----------------------------
Charles John Koch............    86,617(2)    775,758          371,764/456,541              6,408,620/2,866,719
John D. Koch.................    59,028(3)    795,135          240,053/282,136              4,189,287/1,781,834
Richard W. Neu...............    33,965       556,737          577,740/282,146             12,025,352/1,781,983
Mark D. Grossi...............    36,800       874,957          216,862/282,136              3,616,376/1,781,834
Robert J. Vana...............    19,536(4)    112,473          118,078/130,805                2,058,806/813,683

---------------

(1) The value of the options/SARs at fiscal year end was determined by subtracting the applicable exercise price from the market value of the underlying securities on December 31, 1998, which was $27.75 per share, and multiplying the same by the number of options/SARs.

(2) Amount reported includes 65,117 shares acquired in connection with the exercise of SARs, for a value realized of $374,887.

(3) Amount reported includes 32,558 shares acquired in connection with the exercise of SARs, for a value realized of $187,443.

(4) Total amount reported represents shares acquired in connection with the exercise of SARs.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert
J. Vana each have a supplemental retirement agreement with Charter One. The retirement agreements are designed to provide monthly benefits to the executive officers upon their retirement. The benefit payable to the executive officers upon retirement is a function of years of service and the highest three years of total compensation. Annual benefits under the retirement agreements are capped at $400,000 for Charles John Koch and John D. Koch, and at $250,000 for Messrs. Neu, Grossi and Vana. Generally, the earliest benefit payments under the supplemental retirement agreement can commence is age 58, upon termination of the executive's employment with Charter One; otherwise, benefit payments generally will commence at age 65. As of December 31, 1998, the monthly benefit payments that would be paid under the supplemental executive retirement agreements would be $31,057, $9,668, $5,982, $4,843 and $5,013 to Charles John
Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert J. Vana, respectively.

EMPLOYMENT AGREEMENTS

     Charter One has employment agreements with Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi and Robert J. Vana. The agreements provide for a term of employment until July 1, 2001. Beginning on July 1, 1999, however, and on each July 1 thereafter, the term of each employment agreement will be extended for a period of one year in addition to the then-remaining term, unless the officer receives an unsatisfactory performance review from the Board of Directors or notice that the term of his agreement will not be extended.

     The employment agreements provide for an annual base salary in an amount not less than the executive's base salary as of October 31, 1995, the effective date of the original employment agreements. Amounts paid by Charter One to the executive under his agreement are subject to reduction for amounts paid to him by any Charter One subsidiary. The agreements also entitle each executive to participate in an equitable manner with all other executive officers in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors, and in other company employee benefit, fringe benefit and welfare plans and programs.

     In the event an executive's employment is terminated involuntarily, as that term is defined in the employment agreements, Charter One would be obligated to pay the executive for the remaining term of his agreement (i) monthly payments equal to one-twelfth of his annual base salary in effect immediately prior to the date of termination and (ii) one-twelfth of his average annual cash bonus and cash incentive compensation for the two full fiscal years preceding the date of termination. Charter One would also be obligated to maintain for the remaining term of the executive's agreement substantially the same health and other benefits available to him in effect immediately prior to such involuntary termination. These payments would be reduced by any cash compensation or health and other benefits actually paid to the executive by Charter One's subsidiaries during such period following termination, as well as amounts received by the executive for services other than to Charter One or its subsidiaries during the unexpired term of his agreement.

     In the event an executive is involuntary terminated within 12 months preceding or 24 months following a change in control, as that term is defined in the agreements, in addition to Charter One's payment obligations described in the immediately preceding paragraph, the Company would have to pay the executive an amount equal to 299% of the executive's "base amount" as determined under
Section 280G of the Internal Revenue Code of 1986. In the event that any payments or benefits provided or to be provided to the executive are subject to an excise tax penalty under Section 4999 of the Internal Revenue Code, Charter One would reimburse the executive for the amount of the excise tax penalty and pay him an additional amount equal to 80% of the taxes payable by him due to that reimbursement. Charter One would not be able to deduct as an expense the amount of the payments or benefits subject to the excise tax penalty. Based on current salaries, if Charles John Koch, John D. Koch, Richard W. Neu, Mark D. Grossi or Robert J. Vana had terminated their employment as of December 31, 1998 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of $4.7 million, $2.5 million, $1.5 million, $1.7 million and $900,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Charter One's compensation plans and matters are administered by the Stock Option Committee, the TEIGAP Committee and the Compensation Committee. The members of the Stock Option Committee and the TEIGAP Committee are identical and consist of Directors Morley (Chairman), Fugo, Heidel, Nolte, Fisher and Ptak. The members of the Board's Compensation Committee consists of all of the members of the Stock Option and TEIGAP Committees, as well as Directors Carroll and Schostak. See "Compensation of Directors" under "Proposal I -- Election of Directors" above.

          1998 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Charter One is a bank holding company which, through a subsidiary (Charter Michigan), owns all of the outstanding capital stock of Charter One Bank. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The financial results of Charter One are a direct function of the Bank's achievement of its goals as set forth in its annual business plan. Executives are compensated for their contribution to the achievement of these goals which benefit the shareholders, customers, employees and the communities in which the Bank operates.

     Charter One's Stock Option Committee and TEIGAP Committee are identical and are composed exclusively of outside directors who meet the criteria of IRS
Section 162(m) and SEC Rule 16(b). The Compensation Committee, which addresses all other compensation issues, includes the membership of the other two committees and two additional outside directors. The Committees are dedicated to the philosophy of linking executive pay to achievement of the Bank's goals and the resulting performance of Charter One. The Committees review all issues pertaining to executive compensation and submit their recommendations to the full Board of Directors for approval.

EXECUTIVE COMPENSATION PHILOSOPHY

     The executive compensation program is designed to guide the Compensation Committee, the Stock Option Committee, and the TEIGAP Committee in formulating an appropriate compensation structure for senior management. Its overall objective is to align senior management compensation with the goals of the Bank's annual business plan by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

     1) Align the interests of management with the interests of the shareholders;

     2) Maintain a program which:

       a) clearly motivates personnel to perform and succeed according to the goals outlined in our annual business plan;

       b) retains key personnel critical to our long-term success; and

       c) emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of our annual business plan.

     3) Maintain pay for performance as an integral component of the program by utilizing incentive plans that emphasize corporate success;

     4) Maintain a corporate environment which encourages stability and a long-term focus for both Charter One and its management; and

     5) Ensure that management:

       a) fulfills its overall responsibility to its constituents, including shareholders, customers, employees, the community and government regulatory agencies;

       b) conforms its business conduct to the highest ethical standards;

       c) remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of Charter One's constituents; and

       d) continues to avoid any conflict between its responsibilities to Charter One and each member's personal interests.

     Achievement of these objectives should result in a compensation structure that reasonably tracks the total performance of Charter One. The program's compensation elements include base salary as well as incentive plans. The incentive plans have been designed to reflect corporate performance, individual performance, and alignment with the interests of Charter One's shareholders.

     The Committees rely upon survey market research to determine and maintain a relevant peer group for total corporate performance, for base salary comparison and for incentive compensation comparison. The peer group is national in scope representing 21 publicly traded commercial banks and savings institutions of comparable size to Charter One. The Committees believe the peer group is representative of Charter One's competitors for business, personnel recruitment and compensation. The peer group survey analyzes total corporate performance and the relationship between performance, base pay and incentive compensation. Performance comparisons include rankings based on return on average equity, return on average assets, efficiency ratio and total return on the company's stock price, among other factors. Compensation data utilized for comparisons is generally annual cash compensation including base salary and most forms of cash bonus and annual incentive awards.

BASE SALARY

     Base salary forms the foundation of the compensation program as it represents income not at risk. The Compensation Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in Charter One's employ, but not so large as to conflict with the executive's motivation to work hard to increase shareholder value. An individual's base salary is directly related to his or her position scope, job responsibilities, accountability, performance and contribution to Charter One or its subsidiaries. In general, the base salary of each executive officer is intentionally set below the median of the peer group. However, superior corporate or individual performance should result in incentive compensation which, when combined with base salary and long-term incentives, would place overall compensation above that of the peer group median.

INCENTIVE PLANS

     Executive Incentive Goal Achievement Plan (the "EIGAP"). The purpose of the EIGAP is to achieve the following objectives:

     1) promote stability and the achievement of profitability and business goals;

     2) link executive compensation to specific objectives and individual goals;

     3) provide a competitive reward structure for senior officers and other key employees; and

     4) encourage involvement and communication regarding our strategic plans.

     Eligibility is normally limited to those management positions where the functional responsibility encompasses the establishment of our strategic direction and long-range plans, or operating results at the divisional level. Other selected employees may also be eligible to participate as defined by competitive compensation practices within our labor markets.

     All awards are established as a percentage of each participant's base salary. Award levels differ due to the varying impact on our success. Participants earn awards by personally achieving their individual goals and assisting Charter One in achieving its overall objectives. Awards are weighted between company objectives and individual goals and vary by participant level. The more control and influence a participant has on either company objectives or individual goals, the greater the participant's weighting on that particular factor. Individual goals and company objectives are established at the beginning of each year. Charter One's objectives are established by the Chief Executive Officer and the Compensation Committee. All measures under the EIGAP remain in effect for the entire year.

     Should individual performance and goal achievement meet expectations but Charter One fails to achieve certain of its objectives, no incentive award will be made to any participant. Additionally, if Charter One achieves all of its objectives but a participant's performance and/or goal achievement fails to meet expectations, no incentive award will be made to that participant.

     Stock Options. At least annually, the Stock Option Committee reviews the appropriateness of granting stock options to senior management. The purposes of this long-term element of the program are to:

     1) provide an incentive to key employees to promote the success of the business;

     2) provide key officers with a long-term incentive to increase shareholder value;

     3) encourage ownership rights through purchase of Charter One common stock; and

     4) attract and retain the best available personnel.

     In the past, the Stock Option Committee has been careful to grant options based on an individual's performance and impact on Charter One's financial results. All options granted to date have a term of 10 years and have contained vesting requirements (usually three years). This element of the executive compensation program is designed to align the interests of the executive with corporate and shareholder objectives.

     The 1997 Stock Option and Incentive Plan initially provided for a maximum number of shares with respect to which awards may be made of 4,586,739. As a result of merger and stock dividend activity during the year, the maximum number of shares was increased to 16,283,299 pursuant to the adjustment provision under the 1997 Stock Option and Incentive Plan.

     Top Executive Incentive Goal Achievement Plan ("TEIGAP"). In October 1998, shareholders approved the TEIGAP. The purpose of the TEIGAP is to provide incentive compensation opportunities for certain senior officers of Charter One, while preserving the deductibility of such incentive compensation by Charter One. Compensation awards to executives participating under the TEIGAP will first be considered in 1999, based on specific individual and corporate performance measures established by the TEIGAP Committee.

     Federal Income Tax Limitations. Section 162(m) of the Internal Revenue Code generally limits to $1 million Charter One's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four highest paid executive officers, to the extent that such compensation is not "performance-based compensation" within the meaning of Section 162(m). In structuring Charter One's compensation arrangements with its highest paid executive officers, the Committee provides incentive formulas that qualify as "performance-based compensation" under Section 162(m) in order to decrease the after-tax cost of such arrangements.

CORPORATE PERFORMANCE AND EXECUTIVE PAY

     Base Salary for 1998. Approximately 52% of the potential annual compensation of Charles John Koch, the Chief Executive Officer of Charter One, is paid as base salary, with the balance based upon the EIGAP and, therefore, dependent upon specific corporate achievements in any given year. The base salary is established by the Compensation Committee after consideration of his current performance, his past base salary, comparison of the base salaries within the peer group, and the overall performance and economic condition of Charter One. On April 1, 1998, the Board of Directors, acting on the recommendation of the Compensation Committee, increased Mr. Koch's salary by 20.7%. The increase in base salary was the result of Mr. Koch's outstanding efforts, evidenced in particular by the achievement of record operating income during 1997, the continued quality of Charter One's financial statements, the growth in earnings, the successful implementation of the RCSB merger, and continued compliance with governmental regulations, as well as to appropriately align his base salary with the peer group. In comparing Mr. Koch's base salary to the peer group, the Compensation Committee found that it had fallen substantially below the median base salary for the peer group. Base salary for Mr. Koch is targeted to fall slightly below the median of the peer group because of Charter One's emphasis on incentive compensation for its executives. Additionally, the Compensation Committee compares the total compensation package of executive officers to the peer group to ensure that the total package is competitive with the marketplace. All executive officers were also granted salary increases effective April 1, 1998, based on the Committee's assessment of the individual's leadership, technical knowledge, analytical ability, decision making, planning, personnel development and communication effectiveness and its objective review of the individual executive's goal achievement for the performance period in areas such as: loan production, investment return, branch operating efficiency, merger and acquisition integration and deposit retention.

     Incentive Awards for 1998. The EIGAP for 1998 provided for the cash bonus awarded to Mr. Koch recognizing his contribution to the achievement of Charter One's annual goals. The Compensation Committee reviewed Charter One's performance relative to the percentage achievement of the goals established in our 1998 business plan, which focused on core earnings, net worth, asset quality, efficiency ratio, loan origination, deposit growth, and interest rate risk. Charter One exceeded all financial and operational goals it set for 1998 which resulted in a bonus to Mr. Koch at the maximum level under the EIGAP. The goals established in our annual business plan are designed such that if achieved, Charter One's earnings should increase while maintaining the institution's historical financial soundness. All executive officers were also awarded cash bonuses which were functions of the achievement of Charter One's aforementioned goals, in conjunction with the achievement of related individual goals.

     In addition to cash bonus awards, the Board of Directors, acting on the recommendation of the Stock Option Committee, granted a total of 3,102,486 stock options to officers and directors in 1998. Of the total, 218,400, or 7.04%, were granted to Mr. Koch in recognition of his individual performance and impact on Charter One's financial results.

Submitted by the members of the Compensation and Stock Option Committees

Michael P. Morley (Chairman)
Eugene B. Carroll, Sr.
Phillip Wm. Fisher
Denise M. Fugo
Charles M. Heidel
Henry R. Nolte, Jr.
Victor A. Ptak
Jerome L. Schostak

                     COMPARATIVE PERFORMANCE BY CHARTER ONE

     The following chart compares the cumulative total returns of Charter One, the S&P 500 Index, and the KBW 50 Total Return Index which is published by Keefe Bruyette & Woods ("KBW 50 "). The KBW 50 is a market-capitalization-weighted bank stock index that includes all money-center banks and most regional bank holding companies. Although Charter One is not included in the KBW 50, the index provides a reliable measurement of industry performance. The chart assumes an investment of $100 on January 1, 1994 and dividend reinvestment throughout the period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG CHARTER ONE FINANCIAL, INC., S&P 500 INDEX,
PERFORMANCE GRAPH               AND KBW 50 INDEX

                                                       CHARTER ONE                   S&P 500                     KBW 50
                                                       -----------                   -------                     ------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    96.20                       98.46                       94.90
'1995'                                                   155.06                      132.05                      151.99
'1996'                                                   223.29                      158.80                      215.00
'1997'                                                   352.38                      208.05                      314.32
'1998'                                                   325.31                      263.53                      340.33

                       TRANSACTIONS WITH RELATED PARTIES

     From time to time, Charter One Bank provides residential mortgage loans to directors, officers and other employees. These loans are in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except for reduced interest rates and fees. These loans, when made, have not involved more than the normal risk of collectibility or presented other unfavorable features. During 1998, no director or executive officer of Charter One or its subsidiaries had a loan with preferential terms and an outstanding aggregate balance exceeding $60,000.

       PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP served as Charter One's independent auditors for the fiscal year ending December 31, 1998. Representatives of Deloitte & Touche LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to continue as independent auditors for Charter One for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the shareholders. Unless otherwise indicated, shares represented by properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the books and accounts of Charter One for the fiscal year ending December 31, 1999. This proposal requires the affirmative vote of a majority of the votes actually cast at the annual meeting. Abstentions will have the effect of a negative vote, while broker nonvotes will have no effect on this proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers, and persons who own more than 10% of Charter One's common stock (or any other equity securities, of which there are none), to file with the SEC initial reports of ownership and reports of changes in ownership of Charter One's common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Charter One with copies of all Section 16(a) forms they file.

     To Charter One's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in Charter One's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal must be received at Charter One's executive office at 1215 Superior Avenue, Cleveland, Ohio 44114 on or before November 26, 1999. To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at Charter One's executive office not less than 60 days nor more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the shareholder proposal must be received on or before the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made, whichever occurs first.

     All shareholder proposals for inclusion in Charter One's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether it is included in Charter One's proxy materials), Charter One's Certificate of Incorporation and Bylaws, and Delaware law.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                                                       338-PS-99

                                   DETACH HERE

                                 REVOCABLE PROXY

                           CHARTER ONE FINANCIAL, INC.

                         ANNUAL MEETING - APRIL 21, 1999
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As a participant in the Haverfield Corporation Employee Stock Ownership Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan as of March 2, 1999 in accordance with the instructions (on the reverse side of this card) or, if I return this proxy card and have not given any instructions, my instructions will be deemed to be to vote in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on April 21, 1999 or any adjournment thereof. I understand that if I do not return the proxy card, the Plan Trustee will not vote the shares. I understand my vote shall be confidential and will be seen only by BankBoston, N.A. in the tabulation of the vote.

The shares represented by this proxy, when properly executed, will be voted as specified on the reverse hereof by the undersigned shareholder. If no specification is made, this proxy will be voted FOR the election of directors and FOR approval of proposal No. 2. The proxies may vote in their discretion as to other matters which may come before the meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC., PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING, A PROXY STATEMENT DATED MARCH 26, 1999, AND CHARTER ONE'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.


     (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)      |   SEE REVERSE   |
                                                           |      SIDE       |

[X]  Please mark
     votes as in
     this example.

 The Board of Directors recommends a vote FOR ALL NOMINEES and FOR Proposal 2.

     1.  Election of Directors
     NOMINEES:        Herbert G. Chorbajian, Charles M.                    INSTRUCTIONS: To withhold authority to vote for an
                      Heidel, Richard W. Neu, Victor A. Ptak,              individual nominee, mark the FOR ALL NOMINEES
                      Melvin J. Rachal, Leonard S. Simon,                  EXCEPT box and write that nominee's name for which
                      And Eresteen R. Williams                             you want to withhold authority to vote on the line
                                                                           provided.

         FOR                 WITHHELD
    ALL NOMINEES        FROM ALL NOMINEES
        [  ]                   [  ]


     FOR
     ALL
     EXCEPT
     [  ]   ------------------------------------------------

                                         FOR        AGAINST          ABSTAIN
2.   Voting on selection of Deloitte &   [  ]        [   ]             [   ]
     Touche LLP as Independent
     Auditors of the Company.




     MARK HERE
     FOR ADDRESS          [   ]
     CHANGE AND
     NOTE AT LEFT

     Please date and sign as name is imprinted hereon. Include designation as executor, trustee, etc. If applicable, a corporation should sign in its name by the president or other authorized officers.

Signature:_______________   Date:________  Signature:____________ Date:________

                                   DETACH HERE

                                 REVOCABLE PROXY

                           CHARTER ONE FINANCIAL, INC.

                         ANNUAL MEETING - APRIL 21, 1999
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As a participant in the Albany Savings Bank, F.S.B., Incentive Savings and Employee Stock Ownership Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated or credited to my account under such Plan as of March 2, 1999 in accordance with the instructions (on the reverse side of this card) or, if I return this proxy card and have not given any instructions, my instructions will be deemed to be to vote in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on April 21, 1999 or any adjournment thereof. I understand that the Plan trustee will vote all unallocated shares of Charter One common stock in the same proportion as Plan participants vote their allocated shares. If I do not return this proxy card, I understand that the Plan Trustee will not vote my shares. I understand my vote shall be confidential and will be seen only by BankBoston, N.A. in the tabulation of the vote.

The shares represented by this proxy, when properly executed, will be voted as specified on the reverse hereof by the undersigned shareholder. If no specification is made, this proxy will be voted FOR the election of directors and FOR approval of proposal No. 2. The proxies may vote in their discretion as to other matters which may come before the meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC., PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING, A PROXY STATEMENT DATED MARCH 26, 1999, AND CHARTER ONE'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.


     (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)      |   SEE REVERSE   |
                                                           |      SIDE       |

[X]  Please mark
     votes as in
     this example.

 The Board of Directors recommends a vote FOR ALL NOMINEES and FOR Proposal 2.

     1.  Election of Directors
     NOMINEES:        Herbert G. Chorbajian, Charles M.                    INSTRUCTIONS: To withhold authority to vote for an
                      Heidel, Richard W. Neu, Victor A. Ptak,              individual nominee, mark the FOR ALL NOMINEES
                      Melvin J. Rachal, Leonard S. Simon,                  EXCEPT box and write that nominee's name for which
                      And Eresteen R. Williams                             you want to withhold authority to vote on the line
                                                                           provided.

         FOR                 WITHHELD
    ALL NOMINEES        FROM ALL NOMINEES
        [  ]                   [  ]


     FOR
     ALL
     EXCEPT
     [  ]   ------------------------------------------------

                                         FOR        AGAINST          ABSTAIN
2.   Voting on selection of Deloitte &   [  ]        [   ]             [   ]
     Touche LLP as Independent
     Auditors of the Company.




     MARK HERE
     FOR ADDRESS          [   ]
     CHANGE AND
     NOTE AT LEFT

     Please date and sign as name is imprinted hereon. Include designation as executor, trustee, etc. If applicable, a corporation should sign in its name by the president or other authorized officers.

Signature:_______________   Date:________  Signature:____________ Date:________

                                   DETACH HERE

                                 REVOCABLE PROXY

                           CHARTER ONE FINANCIAL, INC.

                         ANNUAL MEETING - APRIL 21, 1999
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As a participant in the Charter One Bank Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated or credited to my account under such Plan as of March 2, 1999 in accordance with the instructions (on the reverse side of this card) or, if I return this proxy card and have not given any instructions, my instructions will be deemed to be to vote in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on April 21, 1999 or any adjournment thereof. I understand that the Plan trustee will vote all unallocated shares of Charter One common stock in the same proportion as Plan participants vote their allocated shares. I understand that if I do not return the proxy card, the Plan Trustee will vote the shares in its sole discretion. I understand my vote shall be confidential and will be seen only by BankBoston, N.A. in the tabulation of the vote.

The shares represented by this proxy, when properly executed, will be voted as specified on the reverse hereof by the undersigned. If no specification is made, this proxy will be voted FOR the election of directors and FOR approval of proposal No. 2. The proxies may vote in their discretion as to other matters which may come before the meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC., PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING, A PROXY STATEMENT DATED MARCH 26, 1999, AND CHARTER ONE'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.


     (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)      |   SEE REVERSE   |
                                                           |      SIDE       |

[X]  Please mark
     votes as in
     this example.

 The Board of Directors recommends a vote FOR ALL NOMINEES and FOR Proposal 2.

     1.  Election of Directors
     NOMINEES:        Herbert G. Chorbajian, Charles M.                    INSTRUCTIONS: To withhold authority to vote for an
                      Heidel, Richard W. Neu, Victor A. Ptak,              individual nominee, mark the FOR ALL NOMINEES
                      Melvin J. Rachal, Leonard S. Simon,                  EXCEPT box and write that nominee's name for which
                      And Eresteen R. Williams                             you want to withhold authority to vote on the line
                                                                           provided.

         FOR                 WITHHELD
    ALL NOMINEES        FROM ALL NOMINEES
        [  ]                   [  ]


     FOR
     ALL
     EXCEPT
     [  ]   ------------------------------------------------

                                         FOR        AGAINST          ABSTAIN
2.   Voting on selection of Deloitte &   [  ]        [   ]             [   ]
     Touche LLP as Independent
     Auditors of the Company.




     MARK HERE
     FOR ADDRESS          [   ]
     CHANGE AND
     NOTE AT LEFT

     Please date and sign as name is imprinted hereon. Include designation as executor, trustee, etc. If applicable, a corporation should sign in its name by the president or other authorized officers.

Signature:_______________   Date:________  Signature:____________ Date:________

                                   DETACH HERE

                                 REVOCABLE PROXY

                           CHARTER ONE FINANCIAL, INC.

                         ANNUAL MEETING - APRIL 21, 1999
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles John Koch and Jerome L. Schostak, and each of them, proxies with power of substitution and authorizes them to represent and to vote as designated on the reverse side hereof and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Charter One common stock held of record by the undersigned at the close of business on March 2, 1999, at the Annual Meeting of Shareholders to be held on April 21, 1999, and any adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted as specified on the reverse hereof by the undersigned shareholder(s). If no specification is made, this proxy will be voted FOR the election of directors and FOR approval of proposal No. 2. The proxies may vote in their discretion as to other matters which may come before the meeting.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM CHARTER ONE FINANCIAL, INC., PRIOR TO THE EXECUTION OF THIS PROXY, OF NOTICE OF THE MEETING, A PROXY STATEMENT DATED MARCH 26, 1999, AND CHARTER ONE'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.


     (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)      |   SEE REVERSE   |
                                                           |      SIDE       |

[X]  Please mark
     votes as in
     this example.

 The Board of Directors recommends a vote FOR ALL NOMINEES and FOR Proposal 2.

     1.  Election of Directors
     NOMINEES:        Herbert G. Chorbajian, Charles M.                    INSTRUCTIONS: To withhold authority to vote for an
                      Heidel, Richard W. Neu, Victor A. Ptak,              individual nominee, mark the FOR ALL NOMINEES
                      Melvin J. Rachal, Leonard S. Simon,                  EXCEPT box and write that nominee's name for which
                      And Eresteen R. Williams                             you want to withhold authority to vote on the line
                                                                           provided.

         FOR                 WITHHELD
    ALL NOMINEES        FROM ALL NOMINEES
        [  ]                   [  ]


     FOR
     ALL
     EXCEPT
     [  ]   ------------------------------------------------

                                         FOR        AGAINST          ABSTAIN
2.   Voting on selection of Deloitte &   [  ]        [   ]             [   ]
     Touche LLP as Independent
     Auditors of the Company.




     MARK HERE
     FOR ADDRESS          [   ]
     CHANGE AND
     NOTE AT LEFT

     Please date and sign as name is imprinted hereon. Include designation as executor, trustee, etc. If applicable, a corporation should sign in its name by the president or other authorized officers.

Signature:_______________   Date:________  Signature:____________ Date:________